EXHIBIT 5

                          HAYNSWORTH SINKLER BOYD, P.A.
                                Attorneys At Law

                               The Palmetto Center
                          1201 Main Street, Suite 2200
                              Post Office Box 11889
                         Columbia, South Carolina 29201
                            Telephone (803) 779-3080
                               Fax (803) 765-1243
                               www.hsblawfirm.com


                                November 5, 2003

Southcoast Financial Corporation
530 Johnnie Dodds Boulevard
Mount Pleasant, South Carolina 29464

Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 1,104,000 shares of the common stock, no par value (the "Common Stock"), of Southcoast Financial Corporation, a South Carolina corporation (the "Company"), we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, it is our opinion that the Common Stock, when issued upon the terms and conditions set forth in the Registration Statement filed by the Company in connection with the registration of the Common Stock, and upon receipt of the consideration therefor, will be legally issued, fully paid and nonassessable.

         We consent to be named in the Registration Statement as attorneys who will pass upon the validity of the common stock offered pursuant to the Registration Statement, and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                              Very truly yours,


                                              s/ Haynsworth Sinkler Boyd, P.A.
                                              --------------------------------
                                              Haynsworth Sinkler Boyd, P.A.